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                                                                    Exhibit 23.4


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors of
     American Property Investors, Inc.

We have issued our report dated April 27, 2005, accompanying the balance sheet of American Property Investors, Inc. as of December 31, 2004, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in the Registration Statement and to the use of our name as it appears under the caption "Experts."


                                      /s/ GRANT THORNTON LLP


New York, New York
November 29, 2005